UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2025

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, Illinois		60015-5611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2025, Fortune Brands Innovations, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Jonathan Baksht to succeed David V. Barry as Executive Vice President and Chief Financial Officer of the Company effective May 5, 2025. In connection with Mr. Baksht's appointment as principal financial officer and effective May 5, 2025, Mr. Barry will no longer serve as an executive officer of the Company, however, he will continue in his role as President, Security and Connected Products.

Mr. Baksht, age 50, served as Chief Financial Officer of Pactiv Evergreen Inc., a leading manufacturer of fresh food and beverage packaging in North America, from May 2022 to April 2025. He served as Chief Financial Officer of Valaris Limited, a global offshore contract drilling company, from November 2015 until September 2021, before which he held various senior financial roles with Valaris. He holds a Bachelor of Science degree with High Honors in Electrical Engineering from the University of Texas at Austin and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

There are no family relationships between Mr. Baksht and any director or executive officer of the Company and there are no transactions involving the Company that would be required to report pursuant to Item 404(a) of Regulation

S-K.

Pursuant to the terms of Mr. Baksht’s offer letter, his compensation will include (i) an annual base salary of $800,000, (ii) an annual incentive award target bonus opportunity of 85% of base salary, (iii) an annual long-term equity incentive award target value of $2,000,000 commencing in 2025, to be comprised of 25% stock options, 25% restricted stock units, and 50% performance share awards, subject to approval by the Compensation Committee of the Board of Directors (the “Compensation Committee”), and (iv) a sign-on restricted stock unit award with a grant date value of $750,000, which will vest in one-third annual installments, subject to approval by the Compensation Committee. Mr. Baksht will also be eligible to participate in the Company’s benefit plans and programs applicable to other executive officers. In addition, the Company will enter into the standard form of Agreement for the Payment of Benefits Following Termination of Employment with Mr. Baksht, which is further described in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on March 31, 2025.

Item 7.01 Regulation FD Disclosure.

On April 3, 2025, the Company issued a press release announcing the appointment of Mr. Baksht as Executive Vice President and Chief Financial Officer of the Company. The press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference under this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 3, 2025, issued by Fortune Brands Innovations, Inc.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date:	April 3, 2025	By:	/s/ Hiranda S. Donoghue
Executive Vice President, Chief Legal Officer and Secretary